Exhibit 99

NOVASTAR FINANCIAL, INC.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Month Ended February 28,				For the Two Months Ended February 28,
		As a %		As a %		As a %		As a %
	2006	of Total	2005	of Total	2006	of Total	2005	of Total
Non-conforming production volume
Non-conforming
Wholesale	$ 402,430	77%	$ 480,438	74%	$ 832,684	76%	$ 926,810	75%
Correspondent/Bulk	42,819	8%	97,348	15%	105,564	10%	146,540	12%
Retail *	76,573	15%	71,907	11%	155,280	14%	166,000	13%
Total non-conforming production volume	$ 521,822	100%	$ 649,693	100%	$ 1,093,528	100%	$ 1,239,350	100%

# of funding days in the month	19		19		39		39
Average originations per funding day	$ 27,464		$ 34,194		$ 28,039		$ 31,778

Retail production volume *
Non-conforming
Sold to non-affiliates	$ 18,733	15%	$ 110,131	44%	$ 33,528	14%	$ 213,736	39%
Retained by NMI	76,573	64%	71,907	28%	155,280	67%	166,000	30%
Total non-conforming	95,306	79%	182,038	72%	188,808	81%	379,736	69%

Conforming/Government	24,707	21%	71,448	28%	44,986	19%	167,156	31%

Total retail production volume	$ 120,013	100%	$ 253,486	100%	$ 233,794	100%	$ 546,892	100%

*Branch production volumes are considered a part of our retail operations and are included within the retail production volumes shown above.

NOVASTAR FINANCIAL, INC.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Month Ended 2/28/2006				For the Month Ended 1/28/2006				For the Month Ended 12/31/2005
	Weighted	Weighted	Weighted		Weighted	Weighted	Weighted		Weighted	Weighted	Weighted
	Average	Average	Average	Percent	Average	Average	Average	Percent	Average	Average	Average	Percent
	Coupon	LTV	FICO	of Total	Coupon	LTV	FICO	of Total	Coupon	LTV	FICO	of Total
Summary by Credit Grade
660 and above	7.66%	82.7%	699	30%	7.54%	81.3%	702	32%	7.59%	82.4%	701	35%
620 to 659	8.40%	82.0%	640	23%	8.30%	81.4%	640	25%	8.07%	81.5%	640	23%
580 to 619	8.90%	81.1%	599	23%	8.89%	81.7%	600	21%	8.60%	80.9%	599	21%
540 to 579	9.47%	80.4%	559	16%	9.30%	79.3%	560	15%	9.09%	78.8%	560	14%
539 and below	9.84%	76.8%	527	8%	9.66%	76.1%	527	7%	9.42%	76.1%	527	7%

	8.57%	81.3%	627	100%	8.44%	80.7%	631	100%	8.24%	81.0%	634	100%

Summary by Program Type
2-Year Fixed	8.95%	81.4%	607	58%	8.84%	81.1%	609	58%	8.60%	80.9%	611	54%
2-Year Fixed Interest-only	7.85%	80.7%	662	16%	7.83%	80.5%	662	17%	7.63%	80.5%	666	21%
3-Year Fixed	8.58%	80.3%	600	1%	8.49%	78.0%	624	1%	7.69%	75.9%	636	1%
3-Year Fixed Interest-only	7.48%	85.2%	708	0%	7.43%	72.5%	671	1%	7.15%	78.2%	668	0%
5-Year Fixed	7.98%	81.7%	657	1%	6.63%	71.4%	685	0%	6.43%	58.8%	664	0%
5-Year Fixed Interest-only	7.50%	71.9%	663	0%	7.04%	79.4%	661	0%	7.75%	72.5%	683	0%
15-Year Fixed	9.32%	80.5%	627	1%	9.24%	79.3%	666	1%	9.31%	83.8%	661	1%
30-Year Fixed	8.43%	75.9%	637	10%	8.02%	75.2%	646	11%	7.94%	76.0%	639	12%
30-Year Fixed Interest-only	8.31%	78.1%	705	0%	7.73%	80.3%	673	0%	7.69%	76.2%	647	0%
Other Products	9.67%	89.6%	651	10%	9.72%	89.7%	659	8%	9.62%	91.2%	666	9%
MTA	1.87%	75.2%	702	3%	1.83%	74.9%	714	3%	1.80%	74.0%	709	2%

	8.57%	81.3%	627	100%	8.44%	80.7%	631	100%	8.24%	81.0%	634	100%
Weighted Average
Coupon Excluding MTA	8.78%				8.62%				8.40%